                                  EXHIBIT 21.1

                      Subsidiaries of Mykrolis Corporation

    Name of Subsidiary                                 Jurisdiction
    ------------------                                 ------------

  Mykrolis Asia Ltd.                                   Delaware
    Mykrolis Singapore Pte. Ltd.                       Singapore
    Mykrolis Korea Ltd.                                Korea

  Mykrolis Pacific Ltd.                                Delaware
    Mykrolis (Shanghai) Microelectronics
       Trading Company Ltd.                            Peoples Republic of China
    Mykrolis-Anapure (Shanghai) Microelectronics
     Company Ltd.**                                    Peoples Republic of China

  Mykrolis B.V.                                        Netherlands
    Mykrolis GmbH                                      Germany
    Mykrolis (UK) Ltd.                                 United Kingdom
    Mykrolis Ireland Ltd.                              Ireland
    Mykrolis SAS                                       France
    Millipore France Holding Company B.V.***           Netherlands
      Mykrolis MiE SAS                                 France
    Nihon Mykrolis KK                                  Japan
  ------------------------------------------------------------------------------
  ** Denotes a joint venture company of which registrant owns 80% of the voting equity
  *** Denotes a joint holding company of which registrant owns all of the class B tracking shares, representing 50% of voting equity and all of the capital and income interest in Mykrolis MiE SAS